Exhibit 99.1

Contact:    Robert M. Gorman - (804) 523-7828
Executive Vice President / Chief Financial Officer

UNION BANKSHARES REPORTS SECOND QUARTER RESULTS AND DECLARES QUARTERLY DIVIDEND

Richmond, Va., July 22, 2016 - Union Bankshares Corporation (the “Company” or “Union”) (NASDAQ: UBSH) today reported net income of $19.3 million and earnings per share of $0.44 for its second quarter ended June 30, 2016. The quarterly results represent an increase of $2.4 million, or 14.0%, in net income and an increase of $0.06, or 15.8%, in earnings per share from the first quarter. For the six months ended June 30, 2016, net income was $36.3 million and earnings per share was $0.82, an increase of 16.9% and 18.8%, respectively, compared to the results from the six months ended June 30, 2015.

Union also declared a quarterly dividend of $0.19 per share payable on August 19, 2016 to shareholders of record as of August 5, 2016.

“Union’s second quarter results clearly demonstrate the steady progress we are making toward our strategic growth and profitability objectives,” said G. William Beale, president and chief executive officer of Union Bankshares Corporation. “During the quarter we achieved double digit annualized loan, deposit and net income growth, increased mortgage loan production levels and profitability, completed our acquisition of Old Dominion Capital Management and also opened a commercial loan production office in Charlotte, North Carolina.

I believe, now more than ever, that Union is well positioned to generate sustainable, profitable growth, achieve top tier financial performance and deliver the above average returns our shareholders expect on their investment.”

Select highlights for the second quarter include:

•
Return on Average Tangible Common Equity (“ROTCE”) was 11.60% for the quarter ended June 30, 2016 compared to ROTCE of 10.13% for the prior quarter and 9.20% for the second quarter of 2015. Return on Average Assets (“ROA”) was 0.98% for the quarter ended June 30, 2016 compared to ROA of 0.88% for the prior quarter and 0.83% for the second quarter of 2015.

•
Net income for the community bank segment was $18.8 million, or $0.43 per share, for the second quarter, compared to $16.9 million, or $0.38 per share, for the first quarter. Net income for the community bank segment for the six months ended June 30, 2016 was $35.7 million, or $0.81 per share.

•
The mortgage segment reported net income of $539,000 for the second quarter, compared to net income of $54,000 in the first quarter. Net income for the mortgage segment for the six months ended June 30, 2016 was $593,000, or $0.01 per share.

•
On May 31, 2016, Union Bank & Trust (the “Bank”), the subsidiary bank of the Company, completed its acquisition of Old Dominion Capital Management, Inc. (“ODCM”), a Charlottesville, Virginia based registered investment advisor with nearly $300 million in assets under management.

•
As previously announced, the Company closed five branches and opened a new stand-alone branch during the quarter as part of its continuing efforts to become more efficient. The Company plans to close an additional five in-store branches in the Richmond market on September 30, 2016.

•
Loans held for investment grew $160.6 million, or 11.1% (annualized), from March 31, 2016 and increased $457.5 million, or 8.3%, from June 30, 2015, adjusting for the sale of the credit card portfolio in the third quarter of 2015. Average loans increased $153.0 million, or 10.7% (annualized), from the prior quarter and increased $441.4 million, or 8.1%, from the same quarter in the prior year, adjusting for the sale of the credit card portfolio in the third quarter of 2015.

•
Period-end deposits increased $149.8 million, or 10.1% (annualized), from March 31, 2016 and grew $311.4 million, or 5.4%, from June 30, 2015. Average deposits increased $126.1 million, or 8.6% (annualized), from the prior quarter and increased $315.6 million, or 5.5%, from the prior year.

NET INTEREST INCOME

Tax-equivalent net interest income was $68.2 million, an increase of $2.0 million from the first quarter, primarily driven by higher earning asset balances. The second quarter tax-equivalent net interest margin increased 2 basis points to 3.84% from 3.82% in the previous quarter driven by higher levels of acquisition-related net accretion income. Core tax-equivalent net interest margin (which excludes the 8 and 6 basis point impact of acquisition accounting accretion in the current and prior quarter, respectively) remained constant at 3.76% compared to the previous quarter.

The Company’s fully taxable equivalent net interest margin includes the impact of acquisition accounting fair value adjustments. During the second quarter, net accretion related to acquisition accounting increased $256,000, or 22.3%, from the prior quarter to $1.4 million for the quarter ended June 30, 2016. The first and second quarters of 2016 and remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan Accretion	Borrowings Accretion (Amortization)	Total
For the quarter ended March 31, 2016	$1,084	$62	$1,146
For the quarter ended June 30, 2016	1,259	143	1,402
For the remaining six months of 2016	2,195	190	2,385
For the years ending:
2017	4,285	170	4,455
2018	3,815	(143)	3,672
2019	3,018	(286)	2,732
2020	2,477	(301)	2,176
2021	2,112	(316)	1,796
Thereafter	8,766	(5,306)	3,460

ASSET QUALITY/LOAN LOSS PROVISION

Overview
During the second quarter, the Company experienced declines in past due and nonaccrual loan levels, other real estate owned (“OREO”) balances, and net charge-off levels from the prior quarter. Nonperforming assets and past due loans were also down from the prior year. The loan loss provision declined from the prior quarter due to lower charge-off levels and improving asset quality metrics. The allowance for loan loss increased from the prior quarter due to loan growth in the current quarter.

All nonaccrual and past due loan metrics discussed below exclude purchased credit impaired loans (“PCI”) totaling $67.2 million (net of fair value mark of $15.9 million).

Nonperforming Assets (“NPAs”)
At June 30, 2016, NPAs totaled $24.2 million, a decrease of $7.5 million, or 23.6%, from June 30, 2015 and a decline of $3.1 million, or 11.3%, from March 31, 2016. In addition, NPAs as a percentage of total outstanding loans declined 17 basis points from 0.58% a year earlier and decreased 6 basis points from 0.47% last quarter to 0.41% in the current quarter. The following table shows a summary of asset quality balances at the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Nonaccrual loans, excluding PCI loans	$10,861	$13,092	$11,936	$12,966	$9,521
Foreclosed properties	10,076	10,941	11,994	18,789	18,917
Former bank premises	3,305	3,305	3,305	3,305	3,305
Total nonperforming assets	$24,242	$27,338	$27,235	$35,060	$31,743

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Beginning Balance	$13,092	$11,936	$12,966	$9,521	$17,385
Net customer payments	(2,859)	(1,204)	(1,493)	(1,104)	(4,647)
Additions	2,568	5,150	2,344	5,213	581
Charge-offs	(1,096)	(1,446)	(1,245)	(541)	(2,171)
Loans returning to accruing status	(396)	(932)	(402)	(123)	(919)
Transfers to OREO	(448)	(412)	(234)	—	(708)
Ending Balance	$10,861	$13,092	$11,936	$12,966	$9,521

The following table shows the activity in OREO for the quarter ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Beginning Balance	$14,246	$15,299	$22,094	$22,222	$25,434
Additions of foreclosed property	501	456	234	1,082	904
Additions of former bank premises	—	—	1,822	—	—
Capitalized improvements	—	—	—	9	243
Valuation adjustments	(274)	(126)	(4,229)	(473)	(710)
Proceeds from sales	(1,086)	(1,390)	(4,961)	(767)	(3,511)
Gains (losses) from sales	(6)	7	339	21	(138)
Ending Balance	$13,381	$14,246	$15,299	$22,094	$22,222

During the second quarter, the majority of sales of OREO were related to residential real estate.

Past Due Loans
Past due loans still accruing interest totaled $25.3 million, or 0.43% of total loans, at June 30, 2016 compared to $33.5 million, or 0.61%, a year ago and $35.1 million, or 0.61%, at March 31, 2016. At June 30, 2016, loans past due 90 days or more and accruing interest totaled $3.5 million, or 0.06% of total loans, compared to $10.9 million, or 0.20%, a year ago and $5.7 million, or 0.10%, at March 31, 2016.

Net Charge-offs
For the second quarter, net charge-offs were $1.6 million, or 0.11% on an annualized basis, compared to $2.2 million, or 0.16%, for the same quarter last year and $2.2 million, or 0.15%, for the prior quarter. For the six months ended

June 30, 2016, net charge-offs were $3.8 million, or 0.13% on an annualized basis, compared to $5.3 million, or 0.20%, for the same period last year.

Provision
The provision for loan losses for the current quarter was $2.3 million, a decline of $1.2 million compared to the same quarter a year ago and a decrease of $204,000 compared to the previous quarter. The decline in provision for loan losses in the current quarter compared to the prior periods was primarily driven by lower charge-off levels and improving asset quality metrics.

Allowance for Loan Losses
The allowance for loan losses (“ALL”) increased $675,000 from March 31, 2016 to $35.1 million at June 30, 2016 primarily due to loan growth during the quarter. The allowance for loan losses as a percentage of the total loan portfolio was 0.59% at June 30, 2016, 0.60% at March 31, 2016, and 0.59% at June 30, 2015. The ALL as a percentage of the total loan portfolio, adjusted for purchase accounting (non-GAAP), was 0.92% at June 30, 2016, a decrease from 0.95% from the prior quarter and a decrease from 1.02% from the quarter ended June 30, 2015. In acquisition accounting, there is no carryover of previously established allowance for loan losses, as acquired loans are recorded at fair value.

The nonaccrual loan coverage ratio was 322.9% at June 30, 2016, compared to 262.8% at March 31, 2016 and 339.7% at June 30, 2015. The current level of the allowance for loan losses reflects specific reserves related to nonperforming loans, current risk ratings on loans, net charge-off activity, loan growth, delinquency trends, and other credit risk factors that the Company considers important in assessing the adequacy of the allowance for loan losses.

NONINTEREST INCOME

Noninterest income increased $2.1 million, or 13.1%, to $18.0 million for the quarter ended June 30, 2016 from $15.9 million in the prior quarter, primarily driven by higher mortgage banking income of $826,000, higher customer-related fee income of $477,000, increases in loan-related interest rate swap fees of $428,000, and higher insurance-related income of $226,000. Increases in customer-related fee income were primarily driven by higher fiduciary and asset management fees, resulting from the acquisition of ODCM, as well as higher debit card interchange fees.

Mortgage banking income increased $826,000, or 38.5%, to $3.0 million in the second quarter compared to $2.1 million in the first quarter, related to increased mortgage loan originations. Mortgage loan originations increased by $41.9 million, or 42.6%, in the current quarter to $140.1 million from $98.2 million in the first quarter. Of the mortgage loan originations in the current quarter, 33.6% were refinances, which was a decline from 38.0% in the prior quarter.

NONINTEREST EXPENSE

Noninterest expense increased $979,000, or 1.8%, to $55.3 million for the quarter ended June 30, 2016 from $54.3 million in the prior quarter. Professional fees increased $559,000 due to higher project-related consulting expenses. Salary and benefit expenses increased $471,000 primarily related to the full-quarter impact of annual merit adjustments in the second quarter and increases related to the ODCM acquisition and the new Charlotte Loan Production Office. OREO and credit-related costs were $325,000 higher due to increases in valuation adjustments, OREO expenses, and seasonal real estate tax expenses on foreclosed properties in the second quarter. These increases were partially offset by the $300,000 in branch closure costs recorded in the first quarter.

BALANCE SHEET

At June 30, 2016, total assets were $8.1 billion, an increase of $268.0 million from March 31, 2016 and an increase of $602.9 million from June 30, 2015. The increase in assets was mostly related to loan growth.

At June 30, 2016, loans held for investment were $5.9 billion, an increase of $160.6 million, or 11.1% (annualized), from March 31, 2016, while average loans increased $153.0 million, or 10.7% (annualized), from the prior quarter. Adjusted for the sale of the credit card portfolio that occurred in the third quarter of 2015, loans held for investment increased $457.5 million, or 8.3%, from June 30, 2015, while quarterly average loans increased $441.4 million, or 8.1%, from the prior year.

At June 30, 2016, total deposits were $6.1 billion, an increase of $149.8 million, or 10.1% (annualized), from March 31, 2016, while average deposits increased $126.1 million, or 8.6% (annualized), from the prior quarter. Total deposits grew $311.4 million, or 5.4%, from June 30, 2015, while average deposits increased $315.6 million, or 5.5%, from the prior year.

At June 30, 2016, March 31, 2016, and June 30, 2015, respectively, the Company had a common equity Tier 1 capital ratio of 9.92%, 10.25%, and 10.87%; a Tier 1 capital ratio of 11.25%, 11.63%, and 12.31%; a total capital ratio of 11.77%, 12.16%, and 12.83%; and a leverage ratio of 10.01%, 10.25%, and 10.82%.

The Company’s common equity to asset ratios at June 30, 2016, March 31, 2016, and June 30, 2015 were 12.21%, 12.52%, and 13.18%, respectively, while its tangible common equity to tangible assets ratio was 8.59%, 8.86%, and 9.30%, respectively. The decrease in capital ratios from prior periods is primarily due to share repurchases and asset growth.

During the second quarter, the Company declared and paid cash dividends of $0.19 per common share, consistent with the dividend paid in the prior quarter and an increase of $0.02, or 11.8%, compared to the same quarter in the prior year.

On February 25, 2016, the Company’s Board of Directors authorized a share repurchase program to purchase up to $25.0 million worth of the Company’s common stock on the open market or in privately negotiated transactions. The Company repurchased approximately 272,000 shares during the quarter ended June 30, 2016 and had approximately $15.5 million available for repurchase under the current program.

* * * * * * *

ABOUT UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 120 banking offices and 200 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Additional information on the Company is available at http://investors.bankatunion.com.

Union Bankshares Corporation will hold a conference call on Friday, July 22nd, at 9:00 a.m. Eastern Time during which management will review earnings and performance trends. Callers wishing to participate may call toll-free by dialing (877) 668-4908. The conference ID number is 44271225.

NON-GAAP MEASURES
In reporting the results of the quarter ended June 30, 2016, the Company has provided supplemental performance measures on a tangible basis. Tangible common equity is used in the calculation of certain capital and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.
These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events.  Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of and changes in: general economic and bank industry conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, inflation, stock and bond markets, accounting standards or interpretations of existing standards, mergers and acquisitions, technology, information security, and consumer spending and saving habits.  More information is available on the Company’s website, http://investors.bankatunion.com. The information on the Company’s website is not a part of this press release. The Company does not intend or assume any obligation to update or revise any forward-looking statements that may be made from time to time by or on behalf of the Company.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
KEY FINANCIAL RESULTS
(Dollars in thousands, except share data)
(FTE - "Fully Taxable Equivalent")
	Three Months Ended			Six Months Ended
	6/30/16	3/31/16	6/30/15	6/30/16	6/30/15
Results of Operations
Interest and dividend income	$72,781	$70,749	$69,854	$143,530	$137,455
Interest expense	7,005	7,018	6,038	14,023	11,670
Net interest income	65,776	63,731	63,816	129,507	125,785
Provision for credit losses	2,300	2,604	3,749	4,904	5,499
Net interest income after provision for credit losses	63,476	61,127	60,067	124,603	120,286
Noninterest income	17,993	15,914	16,212	33,907	31,266
Noninterest expenses	55,251	54,272	55,241	109,523	109,081
Income before income taxes	26,218	22,769	21,038	48,987	42,471
Income tax expense	6,881	5,808	5,690	12,689	11,422
Net income	$19,337	$16,961	$15,348	$36,298	$31,049

Interest earned on earning assets (FTE)	$75,232	$73,238	$72,145	$148,471	$141,907
Net interest income (FTE)	68,227	66,220	66,107	134,448	130,237
Core deposit intangible amortization	1,745	1,880	2,138	3,625	4,361

Net income - community bank segment	$18,798	$16,907	$15,253	$35,705	$31,221
Net income (loss) - mortgage segment	539	54	95	593	(172)

Key Ratios
Earnings per common share, diluted	$0.44	$0.38	$0.34	$0.82	$0.69
Return on average assets (ROA)	0.98%	0.88%	0.83%	0.93%	0.84%
Return on average equity (ROE)	7.88%	6.89%	6.21%	7.39%	6.34%
Return on average tangible common equity (ROTCE)	11.60%	10.13%	9.20%	10.86%	9.43%
Efficiency ratio (FTE)	64.08%	66.08%	67.11%	65.06%	67.54%
Efficiency ratio - community bank segment (FTE)	63.77%	65.27%	66.07%	64.51%	66.25%
Efficiency ratio - mortgage bank segment (FTE)	75.31%	93.36%	94.21%	83.30%	103.90%
Net interest margin (FTE)	3.84%	3.82%	3.97%	3.83%	3.96%
Yields on earning assets (FTE)	4.23%	4.23%	4.33%	4.23%	4.32%
Cost of interest-bearing liabilities (FTE)	0.51%	0.52%	0.47%	0.52%	0.46%
Cost of funds (FTE)	0.39%	0.41%	0.36%	0.40%	0.36%
Net interest margin, core (FTE) (1)	3.76%	3.76%	3.86%	3.76%	3.85%
Yields on earning assets (FTE), core (1)	4.16%	4.16%	4.27%	4.16%	4.27%
Cost of interest-bearing liabilities (FTE), core (1)	0.52%	0.53%	0.53%	0.52%	0.54%
Cost of funds (FTE), core (1)	0.40%	0.40%	0.41%	0.40%	0.42%

Per Share Data
Earnings per common share, basic	$0.44	$0.38	$0.34	$0.82	$0.69
Earnings per common share, diluted	0.44	0.38	0.34	0.82	0.69
Cash dividends paid per common share	0.19	0.19	0.17	0.38	0.32
Market value per share	24.71	24.63	23.24	24.71	23.24
Book value per common share	22.87	22.55	22.02	22.87	22.02
Tangible book value per common share	15.44	15.31	14.87	15.44	14.87
Price to earnings ratio, diluted	13.96	16.12	17.04	14.98	16.70
Price to book value per common share ratio	1.08	1.09	1.06	1.08	1.06
Price to tangible common share ratio	1.60	1.61	1.56	1.60	1.56
Weighted average common shares outstanding, basic	43,746,583	44,251,276	45,128,698	43,998,929	45,117,396
Weighted average common shares outstanding, diluted	43,824,183	44,327,229	45,209,814	44,075,706	45,198,727
Common shares outstanding at end of period	43,619,867	43,854,381	45,112,893	43,619,867	45,112,893

	Three Months Ended			Six Months Ended
	6/30/16	3/31/16	6/30/15	6/30/16	6/30/15
Capital Ratios
Common equity Tier 1 capital ratio (2)	9.92%	10.25%	10.87%	9.92%	10.87%
Tier 1 capital ratio (2)	11.25%	11.63%	12.31%	11.25%	12.31%
Total capital ratio (2)	11.77%	12.16%	12.83%	11.77%	12.83%
Leverage ratio (Tier 1 capital to average assets) (2)	10.01%	10.25%	10.82%	10.01%	10.82%
Common equity to total assets	12.21%	12.52%	13.18%	12.21%	13.18%
Tangible common equity to tangible assets	8.59%	8.86%	9.30%	8.59%	9.30%

Financial Condition
Assets	$8,100,561	$7,832,611	$7,497,706	$8,100,561	$7,497,706
Loans held for investment	5,941,098	5,780,502	5,510,385	5,941,098	5,510,385
Earning Assets	7,282,137	7,045,552	6,717,137	7,282,137	6,717,137
Goodwill	297,659	293,522	293,522	297,659	293,522
Core deposit intangibles, net	19,685	21,430	27,394	19,685	27,394
Deposits	6,095,826	5,945,982	5,784,474	6,095,826	5,784,474
Stockholders' equity	989,201	980,978	988,134	989,201	988,134
Tangible common equity (3)	668,093	666,026	667,218	668,093	667,218

Loans held for investment, net of deferred fees and costs
Construction and land development	$765,997	$776,698	$671,234	$765,997	$671,234
Commercial real estate - owner occupied	831,880	849,202	874,582	831,880	874,582
Commercial real estate - non-owner occupied	1,370,745	1,296,251	1,217,646	1,370,745	1,217,646
Multifamily real estate	337,723	323,270	316,474	337,723	316,474
Commercial & Industrial	469,054	453,208	426,193	469,054	426,193
Residential 1-4 Family	992,457	978,478	991,592	992,457	991,592
Auto	244,575	241,737	216,420	244,575	216,420
HELOC	519,196	517,122	512,123	519,196	512,123
Consumer and all other	409,471	344,536	284,121	409,471	284,121
Total loans held for investment	$5,941,098	$5,780,502	$5,510,385	$5,941,098	$5,510,385

Deposits
NOW accounts	$1,563,297	$1,504,227	$1,378,129	$1,563,297	$1,378,129
Money market accounts	1,366,451	1,323,192	1,303,792	1,366,451	1,303,792
Savings accounts	598,622	589,542	565,584	598,622	565,584
Time deposits of $100,000 and over	521,138	508,153	547,492	521,138	547,492
Other time deposits	653,584	657,625	699,801	653,584	699,801
Total interest-bearing deposits	$4,703,092	$4,582,739	$4,494,798	$4,703,092	$4,494,798
Demand deposits	1,392,734	1,363,243	1,289,676	1,392,734	1,289,676
Total deposits	$6,095,826	$5,945,982	$5,784,474	$6,095,826	$5,784,474

Averages
Assets	$7,949,576	$7,764,830	$7,459,446	$7,857,203	$7,411,332
Loans held for investment	5,863,007	5,709,998	5,448,126	5,786,502	5,404,643
Loans held for sale	30,698	27,304	43,307	29,001	40,901
Securities	1,202,772	1,187,150	1,143,343	1,194,961	1,143,487
Earning assets	7,153,627	6,968,988	6,676,440	7,061,307	6,626,704
Deposits	6,025,545	5,899,404	5,709,963	5,962,475	5,675,134
Certificates of deposit	1,164,561	1,171,972	1,233,904	1,168,267	1,251,531
Interest-bearing deposits	4,642,899	4,562,856	4,431,087	4,602,878	4,423,933
Borrowings	881,027	816,943	703,223	848,984	691,348
Interest-bearing liabilities	5,523,926	5,379,799	5,134,310	5,451,862	5,115,281
Stockholders' equity	987,147	989,414	991,093	988,281	986,844
Tangible common equity (3)	670,503	673,562	669,139	672,033	663,814

	Three Months Ended			Six Months Ended
	6/30/16	3/31/16	6/30/15	6/30/16	6/30/15
Asset Quality
Allowance for Loan Losses (ALL)
Beginning balance	$34,399	$34,047	$30,977	$34,047	$32,384
Add: Recoveries	660	828	1,023	1,488	1,695
Less: Charge-offs	2,285	2,980	3,205	5,265	7,034
Add: Provision for loan losses	2,300	2,504	3,549	4,804	5,299
Ending balance	$35,074	$34,399	$32,344	$35,074	$32,344

ALL / total outstanding loans	0.59%	0.60%	0.59%	0.59%	0.59%
ALL / total outstanding loans, adjusted for acquisition accounting (4)	0.92%	0.95%	1.02%	0.92%	1.02%
Net charge-offs / total outstanding loans	0.11%	0.15%	0.16%	0.13%	0.20%
Provision / total outstanding loans	0.16%	0.18%	0.26%	0.16%	0.19%

Total PCI Loans	$67,170	$70,105	$87,841	$67,170	$87,841

Nonperforming Assets
Construction and land development	$1,604	$2,156	$2,402	$1,604	$2,402
Commercial real estate - owner occupied	1,661	2,816	3,624	1,661	3,624
Commercial real estate - non-owner occupied	—	—	200	—	200
Commercial & Industrial	263	810	564	263	564
Residential 1-4 Family	5,448	5,696	2,128	5,448	2,128
Auto	140	162	—	140	—
HELOC	1,495	973	493	1,495	493
Consumer and all other	250	479	110	250	110
Nonaccrual loans	$10,861	$13,092	$9,521	$10,861	$9,521
Other real estate owned	13,381	14,246	22,222	13,381	22,222
Total nonperforming assets (NPAs)	$24,242	$27,338	$31,743	$24,242	$31,743
Construction and land development	$116	$544	$1,447	$116	$1,447
Commercial real estate - owner occupied	439	196	705	439	705
Commercial real estate - non-owner occupied	723	723	142	723	142
Multifamily real estate	—	—	656	—	656
Commercial & Industrial	117	422	494	117	494
Residential 1-4 Family	1,302	2,247	5,530	1,302	5,530
Auto	144	53	222	144	222
HELOC	642	1,315	1,289	642	1,289
Consumer and all other	50	223	418	50	418
Loans ≥ 90 days and still accruing	$3,533	$5,723	$10,903	$3,533	$10,903
Total NPAs and loans ≥ 90 days	$27,775	$33,061	$42,646	$27,775	$42,646
NPAs / total outstanding loans	0.41%	0.47%	0.58%	0.41%	0.58%
NPAs / total assets	0.30%	0.35%	0.42%	0.30%	0.42%
ALL / nonperforming loans	322.94%	262.75%	339.71%	322.94%	339.71%
ALL / nonperforming assets	144.68%	125.83%	101.89%	144.68%	101.89%

Troubled Debt Restructurings
Performing	$11,885	$11,486	$19,880	$11,885	$19,880
Nonperforming	1,658	1,470	2,244	1,658	2,244
Total troubled debt restructurings	$13,543	$12,956	$22,124	$13,543	$22,124

	Three Months Ended			Six Months Ended
	6/30/16	3/31/16	6/30/15	6/30/16	6/30/15
Past Due Detail
Construction and land development	$402	$2,676	$248	$402	$248
Commercial real estate - owner occupied	912	1,787	169	912	169
Commercial real estate - non-owner occupied	267	24	1,427	267	1,427
Multifamily real estate	—	155	1,909	—	1,909
Commercial & Industrial	2,464	985	1,256	2,464	1,256
Residential 1-4 Family	5,476	13,711	3,854	5,476	3,854
Auto	1,282	1,519	1,663	1,282	1,663
HELOC	1,347	1,870	2,515	1,347	2,515
Consumer and all other	1,364	736	2,106	1,364	2,106
Loans 30-59 days past due	$13,514	$23,463	$15,147	$13,514	$15,147

Construction and land development	$1,177	$724	$326	$1,177	$326
Commercial real estate - owner occupied	—	963	341	—	341
Commercial real estate - non-owner occupied	—	276	1,199	—	1,199
Commercial & Industrial	62	284	284	62	284
Residential 1-4 Family	5,033	1,111	4,410	5,033	4,410
Auto	377	126	234	377	234
HELOC	1,228	388	387	1,228	387
Consumer and all other	412	1,996	263	412	263
Loans 60-89 days past due	$8,289	$5,868	$7,444	$8,289	$7,444

Alternative Performance Measures (non-GAAP)
Tangible Common Equity (3)
Ending equity	$989,201	$980,978	$988,134	$989,201	$988,134
Less: Ending goodwill	297,659	293,522	293,522	297,659	293,522
Less: Ending core deposit intangibles	19,685	21,430	27,394	19,685	27,394
Less: Ending other amortizable intangibles	3,764	—	—	3,764	—
Ending tangible common equity (non-GAAP)	$668,093	$666,026	$667,218	$668,093	$667,218

Average equity	$987,147	$989,414	$991,093	$988,281	$986,844
Less: Average goodwill	294,886	293,522	293,522	294,204	293,522
Less: Average core deposit intangibles	20,517	22,330	28,432	21,424	29,508
Less: Average other amortizable intangibles	1,241	—	—	620	—
Average tangible common equity (non-GAAP)	$670,503	$673,562	$669,139	$672,033	$663,814

ALL to loans, adjusted for acquisition accounting (non-GAAP)(4)
Allowance for loan losses	$35,074	$34,399	$32,344	$35,074	$32,344
Remaining fair value mark on purchased performing loans	19,092	19,994	23,010	19,092	23,010
Adjusted allowance for loan losses	$54,166	$54,393	$55,354	$54,166	$55,354

Loans, net of deferred fees	$5,941,098	$5,780,502	$5,510,385	$5,941,098	$5,510,385
Remaining fair value mark on purchased performing loans	19,092	19,994	23,010	19,092	23,010
Less: Purchased credit impaired loans, net of fair value mark	67,170	70,105	87,841	67,170	87,841
Adjusted loans, net of deferred fees	$5,893,020	$5,730,391	$5,445,554	$5,893,020	$5,445,554

ALL / gross loans, adjusted for acquisition accounting	0.92%	0.95%	1.02%	0.92%	1.02%

	Three Months Ended			Six Months Ended
	6/30/16	3/31/16	6/30/15	6/30/16	6/30/15
Mortgage Origination Volume
Refinance Volume	$47,033	$37,304	$43,385	$84,337	$108,934
Construction Volume	21,751	14,894	20,946	36,645	40,498
Purchase Volume	71,297	46,013	75,971	117,310	129,584
Total Mortgage loan originations	$140,081	$98,211	$140,302	$238,292	$279,016
% of originations that are refinances	33.6%	38.0%	30.9%	35.4%	39.0%

Other Data
End of period full-time employees	1,423	1,400	1,443	1,423	1,443
Number of full-service branches	120	124	131	120	131
Number of full automatic transaction machines (ATMs)	200	201	199	200	199

(1) The core metrics, FTE, exclude the impact of acquisition accounting accretion and amortization adjustments in net interest income.

(2) All ratios at June 30, 2016 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

(3) Tangible common equity is used in the calculation of certain capital and per share ratios. The Company believes tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.

(4) The allowance for loan losses ratio, adjusted for acquisition accounting (non-GAAP), includes an adjustment for the fair value mark on purchased performing loans. The purchased performing loans are reported net of the related fair value mark in loans, net of deferred fees, on the Company’s Consolidated Balance Sheet; therefore, the fair value mark is added back to the balance to represent the total loan portfolio. The adjusted allowance for loan losses, including the fair value mark, represents the total reserve on the Company’s loan portfolio. The PCI loans, net of the respective fair value mark, are removed from the loans, net of deferred fees, as these PCI loans are not covered by the allowance established by the Company unless changes in expected cash flows indicate that one of the PCI loan pools are impaired, at which time an allowance for PCI loans will be established. GAAP requires the acquired allowance for loan losses not be carried over in an acquisition or merger. The Company believes the presentation of the allowance for loan losses ratio, adjusted for acquisition accounting, is useful to investors because the acquired loans were purchased at a market discount with no allowance for loan losses carried over to the Company, and the fair value mark on the purchased performing loans represents the allowance associated with those purchased loans. The Company believes that this measure is a better reflection of the reserves on the Company’s loan portfolio.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
	June 30,	December 31,	June 30,
	2016	2015	2015
ASSETS
Cash and cash equivalents:
Cash and due from banks	$128,896	$111,323	$109,480
Interest-bearing deposits in other banks	87,887	29,670	26,334
Federal funds sold	251	1,667	1,019
Total cash and cash equivalents	217,034	142,660	136,833
Securities available for sale, at fair value	949,663	903,292	888,362
Securities held to maturity, at carrying value	202,917	205,374	201,072
Restricted stock, at cost	62,206	51,828	50,171
Loans held for sale	38,114	36,030	39,450
Loans held for investment, net of deferred fees and costs	5,941,098	5,671,462	5,510,385
Less allowance for loan losses	35,074	34,047	32,344
Net loans held for investment	5,906,024	5,637,415	5,478,041
Premises and equipment, net	124,032	126,028	132,681
Other real estate owned, net of valuation allowance	13,381	15,299	22,222
Core deposit intangibles, net	19,685	23,310	27,394
Goodwill	297,659	293,522	293,522
Bank owned life insurance	176,413	173,687	141,284
Other assets	93,433	84,846	86,674
Total assets	$8,100,561	$7,693,291	$7,497,706
LIABILITIES
Noninterest-bearing demand deposits	$1,392,734	$1,372,937	$1,289,676
Interest-bearing deposits	4,703,092	4,590,999	4,494,798
Total deposits	6,095,826	5,963,936	5,784,474
Securities sold under agreements to repurchase	121,262	84,977	119,680
Other short-term borrowings	557,000	304,000	261,000
Long-term borrowings	274,547	291,198	300,294
Other liabilities	62,725	53,813	44,124
Total liabilities	7,111,360	6,697,924	6,509,572
Commitments and contingencies
STOCKHOLDERS' EQUITY
Common stock, $1.33 par value, shares authorized 100,000,000; issued and outstanding, 43,619,867 shares, 44,785,674 shares, and 45,112,893 shares, respectively.	57,537	59,159	59,672
Additional paid-in capital	605,018	631,822	640,936
Retained earnings	317,747	298,134	278,297
Accumulated other comprehensive income	8,899	6,252	9,229
Total stockholders' equity	989,201	995,367	988,134
Total liabilities and stockholders' equity	$8,100,561	$7,693,291	$7,497,706

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Interest and dividend income:
Interest and fees on loans	$64,747	$62,947	$62,604	$127,694	$123,057
Interest on deposits in other banks	65	47	24	112	41
Interest and dividends on securities:
Taxable	4,510	4,316	3,860	8,826	7,667
Nontaxable	3,459	3,439	3,366	6,898	6,690
Total interest and dividend income	72,781	70,749	69,854	143,530	137,455
Interest expense:
Interest on deposits	4,197	4,195	3,680	8,393	7,000
Interest on federal funds purchased	2	2	4	3	5
Interest on short-term borrowings	708	621	255	1,329	505
Interest on long-term borrowings	2,098	2,200	2,099	4,298	4,160
Total interest expense	7,005	7,018	6,038	14,023	11,670
Net interest income	65,776	63,731	63,816	129,507	125,785
Provision for credit losses	2,300	2,604	3,749	4,904	5,499
Net interest income after provision for credit losses	63,476	61,127	60,067	124,603	120,286
Noninterest income:
Service charges on deposit accounts	4,754	4,734	4,622	9,488	8,835
Other service charges and fees	4,418	4,156	4,051	8,574	7,634
Fiduciary and asset management fees	2,333	2,138	2,312	4,471	4,531
Mortgage banking income, net	2,972	2,146	2,574	5,117	4,952
Gains on securities transactions, net	3	143	404	146	597
Bank owned life insurance income	1,361	1,372	1,134	2,734	2,269
Other operating income	2,152	1,225	1,115	3,377	2,448
Total noninterest income	17,993	15,914	16,212	33,907	31,266
Noninterest expenses:
Salaries and benefits	28,519	28,048	25,561	56,567	53,052
Occupancy expenses	4,809	4,976	5,173	9,785	10,305
Furniture and equipment expenses	2,595	2,636	2,989	5,232	5,803
Printing, postage, and supplies	1,280	1,139	1,408	2,419	2,779
Communications expense	927	1,089	1,143	2,016	2,322
Technology and data processing	3,608	3,814	3,216	7,422	6,471
Professional services	2,548	1,989	1,669	4,537	3,017
Marketing and advertising expense	1,924	1,938	2,372	3,863	4,060
FDIC assessment premiums and other insurance	1,379	1,362	1,280	2,741	2,679
Other taxes	1,607	1,618	1,554	3,225	3,105
Loan-related expenses	855	599	687	1,454	1,371
OREO and credit-related expenses	894	569	1,965	1,463	3,152
Amortization of intangible assets	1,745	1,880	2,138	3,625	4,361
Training and other personnel costs	905	744	912	1,649	1,633
Other expenses	1,656	1,871	3,174	3,525	4,971
Total noninterest expenses	55,251	54,272	55,241	109,523	109,081
Income before income taxes	26,218	22,769	21,038	48,987	42,471
Income tax expense	6,881	5,808	5,690	12,689	11,422
Net income	$19,337	$16,961	$15,348	$36,298	$31,049
Basic earnings per common share	$0.44	$0.38	$0.34	$0.82	$0.69
Diluted earnings per common share	$0.44	$0.38	$0.34	$0.82	$0.69

UNION BANKSHARES CORPORATION AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(Dollars in thousands)
	Community Bank	Mortgage	Eliminations	Consolidated
Three Months Ended June 30, 2016
Net interest income	$65,478	$298	$—	$65,776
Provision for credit losses	2,260	40	—	2,300
Net interest income after provision for credit losses	63,218	258	—	63,476
Noninterest income	14,940	3,207	(154)	17,993
Noninterest expenses	52,766	2,639	(154)	55,251
Income before income taxes	25,392	826	—	26,218
Income tax expense	6,594	287	—	6,881
Net income	$18,798	$539	$—	$19,337
Total assets	$8,094,176	$75,802	$(69,417)	$8,100,561

Three Months Ended March 31, 2016
Net interest income	$63,425	$306	$—	$63,731
Provision for credit losses	2,500	104	—	2,604
Net interest income after provision for credit losses	60,925	202	—	61,127
Noninterest income	13,608	2,477	(171)	15,914
Noninterest expenses	51,844	2,599	(171)	54,272
Income before income taxes	22,689	80	—	22,769
Income tax expense	5,782	26	—	5,808
Net income	$16,907	$54	$—	$16,961
Total assets	$7,825,652	$55,069	$(48,110)	$7,832,611

Three Months Ended June 30, 2015
Net interest income	$63,441	$375	$—	$63,816
Provision for credit losses	3,700	49	—	3,749
Net interest income after provision for credit losses	59,741	326	—	60,067
Noninterest income	13,523	2,860	(171)	16,212
Noninterest expenses	52,365	3,047	(171)	55,241
Income before income taxes	20,899	139	—	21,038
Income tax expense	5,646	44	—	5,690
Net income	$15,253	$95	$—	$15,348
Total assets	$7,495,564	$55,563	$(53,421)	$7,497,706

Six Months Ended June 30, 2016
Net interest income	$128,903	$604	$—	$129,507
Provision for credit losses	4,760	144	—	4,904
Net interest income after provision for credit losses	124,143	460	—	124,603
Noninterest income	28,548	5,684	(325)	33,907
Noninterest expenses	104,610	5,238	(325)	109,523
Income before income taxes	48,081	906	—	48,987
Income tax expense	12,376	313	—	12,689
Net income	$35,705	$593	$—	$36,298
Total assets	$8,094,176	$75,802	$(69,417)	$8,100,561

Six Months Ended June 30, 2015
Net interest income	$125,164	$621	$—	$125,785
Provision for credit losses	5,450	49	—	5,499
Net interest income after provision for credit losses	119,714	572	—	120,286
Noninterest income	26,371	5,236	(341)	31,266
Noninterest expenses	103,337	6,085	(341)	109,081
Income (loss) before income taxes	42,748	(277)	—	42,471
Income tax expense (benefit)	11,527	(105)	—	11,422
Net income (loss)	$31,221	$(172)	$—	$31,049
Total assets	$7,495,564	$55,563	$(53,421)	$7,497,706

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)
	For the Quarter Ended
	June 30, 2016			March 31, 2016
	Average Balance	Interest Income / Expense	Yield / Rate (1)	Average Balance	Interest Income / Expense	Yield / Rate (1)
Assets:
Securities:
Taxable	$755,655	$4,510	2.40%	$743,724	$4,316	2.33%
Tax-exempt	447,117	5,321	4.79%	443,426	5,291	4.80%
Total securities	1,202,772	9,831	3.29%	1,187,150	9,607	3.25%
Loans, net (2) (3)	5,863,007	65,115	4.47%	5,709,998	63,326	4.46%
Other earning assets	87,848	286	1.31%	71,840	305	1.71%
Total earning assets	7,153,627	$75,232	4.23%	6,968,988	$73,238	4.23%
Allowance for loan losses	(35,282)			(35,034)
Total non-earning assets	831,231			830,876
Total assets	$7,949,576			$7,764,830

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$2,882,468	$1,448	0.20%	$2,809,961	$1,393	0.20%
Regular savings	595,870	224	0.15%	580,923	217	0.15%
Time deposits	1,164,561	2,525	0.87%	1,171,972	2,585	0.89%
Total interest-bearing deposits	4,642,899	4,197	0.36%	4,562,856	4,195	0.37%
Other borrowings (4)	881,027	2,808	1.28%	816,943	2,823	1.39%
Total interest-bearing liabilities	5,523,926	$7,005	0.51%	5,379,799	$7,018	0.52%

Noninterest-bearing liabilities:
Demand deposits	1,382,646			1,336,548
Other liabilities	55,857			59,069
Total liabilities	6,962,429			6,775,416
Stockholders' equity	987,147			989,414
Total liabilities and stockholders' equity	$7,949,576			$7,764,830

Net interest income		$68,227			$66,220

Interest rate spread (5)			3.72%			3.71%
Cost of funds			0.39%			0.41%
Net interest margin (6)			3.84%			3.82%

(1) Rates and yields are annualized and calculated from actual, not rounded, amounts in thousands, which appear above.
(2) Nonaccrual loans are included in average loans outstanding.
(3) Interest income on loans includes $1.3 million and $1.1 million for the three months ended June 30, 2016 and March 31, 2016, respectively, in accretion of the fair market value adjustments related to acquisitions.

(4) Interest expense on borrowings includes $143,000 and $62,000 for the three months ended June 30, 2016 and March 31, 2016, respectively, in accretion of the fair market value adjustments related to acquisitions.

(5) Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 35%.
(6) Core net interest margin excludes purchase accounting adjustments and was 3.76% for both the three months ended June 30, 2016 and March 31, 2016.